Recording requested by and                                      [Draft--3/24/95]
when recorded mail to:

Cravath, Swaine & Moore
825 Eighth Avenue
New York, New York 10019
Attention:  Gary R. Eisenman, Esq.



                                                              [This space for
                                                            recorder's use only]

================================================================================



        FIRST LEASEHOLD DEED OF TRUST, ASSIGNMENT OF RENTS AND
                                   PROFITS,
                     SECURITY AGREEMENT AND FIXTURE FILING

                                       BY

                                 ANACOMP, INC.

                                    Trustor,

                                       TO

                           [                      ],

                                   as Trustee

                                      and

                             THE BANK OF NEW YORK,

                                 as Beneficiary

                            Relating to Premises in

                               Poway, California



                                  $225,000,000


                        Dated as of:              , 1995


================================================================================

                         FIRST LEASEHOLD DEED OF TRUST,
                        ASSIGNMENT OF RENTS AND PROFITS,
                     SECURITY AGREEMENT AND FIXTURE FILING


                 This FIRST LEASEHOLD DEED OF TRUST, ASSIGNMENT OF RENTS AND PROFITS, SECURITY AGREEMENT AND FIXTURE FILING ("Deed of Trust") dated as of
, 1995, is made by ANACOMP, INC. ("Trustor"), an Indiana corporation having an office and mailing address at One Buckhead Plaza, 3060 Peachtree Road, N.W. 30305, as mortgagor, assignor and debtor, in favor of ("Trustee") and THE BANK OF NEW YORK, a New York banking corporation, having an office and mailing address at 101 Barclay Street, 21 West, New York, New York 10286, solely in its capacity as trustee pursuant to the Indenture (as defined in Recital 2 below) (together with any successors or assigns in such capacity, "Beneficiary"). All capitalized terms not defined herein shall have the meanings ascribed to them in the Indenture.


                                R E C I T A L S:

                 1. Trustor is the owner of a leasehold estate in the Premises (as hereinafter defined).

                 2. Trustor and Beneficiary, as trustee (together with any successors and assigns in such capacity), have entered into a certain indenture (as amended from time to time, the "Indenture") dated the date hereof, pursuant to which Trustor has issued Senior Secured Notes due [insert month and day] 2002 (the "Notes") in the aggregate principal amount of $225,000,000.

                 3. Simultaneously with the execution and delivery of this Deed of Trust, Trustor and Beneficiary have entered into a certain Security and Pledge Agreement, dated the date hereof, pursuant to which Trustor has granted to Beneficiary a security interest in certain personal property to secure the obligations of Trustor in respect of the Notes and the Indenture along with certain other Collateral Documents which also provide security for the obligations of Trustor as aforesaid.

                 4. This Deed of Trust is given by Trustor to Secure the Indenture Obligations which include, but are not limited to, the obligations of Trustor to pay principal of, and premium, if any, and interest on, the Notes when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the Notes, the Security and Pledge Agreement and any other Collateral Document or hereunder, and the performance of all other obligations of Trustor to Beneficiary and the Holders (collectively, the "Obligations").



                               GRANT TO TRUSTEE:

                 For valuable consideration and as security for the payment and performance of the Obligations, Trustor does hereby grant, sell, convey, transfer and assign unto Trustee, IN TRUST, with power of sale and right of entry and possession, and create a security interest in and first priority mortgage lien upon, all Trustor's right, title and interest, if any, in and to the following property whether now owned or held or hereafter acquired (collectively, "Trust Property"):

                 A. The leasehold estate in the land described in Schedule A as created by that certain lease specifically described in Schedule A-1 (the "Ground Lease"), together with any and all easements, rights-of-way, sidewalks, gores of land, streets, ways, alleys, passages, passageways, sewer rights, waters, water courses, water rights and powers, air, light and other rights, estates, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining thereto, or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, and all reversions, remainders, income, rents, issues, revenues and profits thereof (collectively, the "Land");

                 B. The buildings, structures and other improvements and any and all alterations now or hereafter located or erected on the Land, including, without limitation, attachments, walks and ways (collectively, the "Improvements"; together with the Land, the "Premises");

                 C. Any and all permits, certificates, approvals and authorizations, however characterized, issued or in any way furnished, whether necessary or not for the operation and use of the Premises, including, without limitation, building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation (collectively, "Permits"), other than any Permits that by their terms may not be mortgaged, pledged or transferred, or expire or are cancelled upon any mortgage, pledge or transfer thereof;

                 D. All machinery, apparatus, equipment, fittings, fixtures, improvements and articles of personal property of every kind and nature whatsoever now or hereafter attached or affixed to the Premises or used in connection with the use, enjoyment and operation of the Premises or the maintenance or preservation thereof, including, without limitation, all manufacturing equipment, tools, utility systems, fire sprinkler and alarm systems, HVAC equipment, boiler, electronic data processing, refrigeration, electronic monitoring, water or lighting systems, power, sanitation, waste removal, window cleaning, maintenance or other systems or equipment, lobby and all other indoor or outdoor furniture, appliances or supplies, and all other articles used or useful in connection with the use, operation, maintenance or repair of any part of the Premises including, without limitation, the rights of Trustor as lessee to any of the foregoing under any capital lease or installment sale which may be permitted under the Indenture, which shall, to the fullest extent permitted under applicable law, be deemed conclusively to be real property and conveyed by this Deed of Trust (collectively, "Equipment") (certain of the above-described goods are to become fixtures on the Premises);

                 E. Trustor's interest, as landlord, franchisor, licensor or grantor, in all leases of space, franchise agreements, leases, occupancy or concession agreements (collectively, "Leases"; each, a "Lease") now existing or hereafter entered into relating in any manner to the Premises or Equipment and any and all amendments, modifications, supplements and renewals of Leases, whether now in effect or hereafter coming into effect, including, without limitation, all rents, additional rents, cash or securities deposited thereunder to secure performance of the lessee's, franchisee's, licensee's or obligee's obligations thereunder, revenues, earnings, profits and income, advance rental payments, payments incident to assignment, sublease or surrender of a Lease, claims for forfeited deposits and claims for damages, now due or hereafter to become due, with respect to any Lease;

                 F. All drawings, plans, specifications, file materials, operating and maintenance records, catalogues, tenant lists, correspondences, advertising materials, operating manuals, warranties, guaranties, appraisals, studies and data relating to the Premises or the Equipment or the construction of any Alteration or the maintenance of any Permit ("Plans and Warranties");

                 G. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation or other awards or payments with respect thereto, including interest thereon, together with any and all monies now or hereafter on deposit for the payment of real estate taxes, assessments or common area charges levied against the Premises, unearned premiums on policies of insurance maintained by Trustor; and

                 H. All right, title and interest of the Trustor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of and all additions and appurtenances to, the Land, the Improvements, Equipment, Permits, Plans and Warranties and the Leases hereinafter acquired by or released to Trustor or constructed, assembled or placed by Trustor on the Land, or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, deed of trust, conveyance, assignment or other act by Trustor, shall become subject to the lien of this Deed of Trust as fully and completely, and with the same effect, as though now owned by Trustor and specifically described herein;

                 TO HAVE AND TO HOLD the Trust Property and the rights and privileged hereby mortgaged or intended to be, unto Trustee and Trustee's successors and assigns for the benefit of the Beneficiary, for the purpose of securing payment and performance of the Obligations, in each and every case subject to the terms, conditions and provisions of this Deed of Trust and the Indenture, IN TRUST, upon the terms herein set forth for the benefit and security of the Beneficiary.

                              C O V E N A N T S :

          Trustor warrants, represents and covenants as follows:


                                   ARTICLE 1

                        WARRANTIES, REPRESENTATIONS AND
                              COVENANTS OF TRUSTOR

                 SECTION 1.01. Payment and Performance. Trustor shall promptly pay and perform all the Obligations in strict accordance with the terms of the Obligations.

                 SECTION 1.02. Good Title; Priority. (a) Trustor represents and warrants that:

                 (i) it has a valid and subsisting leasehold estate in the Premises, and good title to the other Trust Property subject to no mortgage, deed of trust, pledge, security interest, encumbrance, lien, lease, license, easement, assignment, collateral assignment or charge of any kind, including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code of the state in which the Premises are located or any similar statute or any subordination arrangement in favor of any party other than Beneficiary (collectively, "Current Liens"), except for the Permitted Liens which are as set forth on Schedule B; and

                 (ii) this Deed of Trust creates and constitutes a valid and enforceable first priority Deed of Trust on the real property of the Trust Property, and, to the extent any of the Trust Property consists of personalty, a security interest in the Trust Property prior to Current Liens, other than Permitted Liens (but not to extensions, amendments or supplements of any Permitted Lien that increases the amount or value of such Permitted Lien or causes additional Trust Property to become subject to such Permitted Lien), that are known to the Trustor or that can be perfected by the filing of financing statements, mortgages or the making of other similar filings or by the possession of such personalty, and Trustor does now and will forever warrant to Beneficiary and all its successors and assigns such title and the validity and priority of the Lien hereby created and evidenced against the claims of all Persons and parties whomsoever.

                 (b) Except as permitted by the Indenture, Trustor shall keep in effect all material rights and appurtenances to or that constitute a part of, and Permits that relate to, the Trust Property.

                 SECTION 1.03. Further Documentation To Assure Lien; Fees and Expenses. (a) Trustor shall, at the sole cost and expense of Trustor, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Beneficiary shall from time to time reasonably request, which may be necessary in the reasonable judgment of Beneficiary from time to time to assure, perfect, convey, assign, transfer and confirm unto Beneficiary, the property and rights hereby conveyed or assigned, or which Trustor hereunder or under the Indenture may be bound to convey or assign to Beneficiary or which may facilitate the performance of the terms of this Deed of Trust, or the filing, registering or recording of this Deed of Trust.

                 (b) Trustor shall pay all filing, registration or recording fees and taxes, whether now in existence or later imposed, and all expenses incident to the execution, delivery, recordation, perfection and continued perfection of this Deed of Trust, any mortgage instrument supplemental hereto, any security instrument with respect to the Personal Property (as hereinafter defined), any Uniform Commercial Code financing statements and continuation statements, and any instrument of further assurance required by Beneficiary to be filed, registered or recorded pursuant to this Deed of Trust.

                 SECTION 1.04. Payment of Taxes, Insurance Premiums, Assessments; Compliance with Law and Insurance Requirements. (a) Unless contested in accordance with the provisions of subsection 1.04(d), Trustor shall pay and discharge, from time to time when the same shall become due, all real estate and other taxes, special assessments, levies, permits, inspection and license fees, all premiums for insurance, all utility charges, including water and sewer rents and charges, and all other public charges, imposed upon or assessed against the Trust Property or any part thereof or upon the revenues, rents, issues, income and profits of the Trust Property, including, without limita-tion, those arising in respect of the occupancy, use or possession thereof.

                 (b) From and after the occurrence of an Event of Default (as hereinafter defined), Trustor shall deposit with Beneficiary, on the first day of each month, an amount reasonably estimated by Beneficiary to be equal to onetwelfth (1/12th) of the annual taxes, assessments and other items required to be discharged by Trustor under subsection 1.04(a). Such amounts shall be held by Beneficiary as Trust Monies and applied to the payment when due of the Obligations in respect of which such amounts were deposited. If the amounts so paid to Beneficiary under this subsection prove insufficient to pay the amounts required to be discharged by Trustor, then upon demand Trustor will pay to Beneficiary such additional amounts. In the event that the Notes become immediately due and payable upon maturity or acceleration, Beneficiary may apply all or any part of the sums held pursuant to this subsection to payment and performance of the Obligations in accordance with Article 11 of the Indenture.

                 (c) Trustor or the lessor under the Ground Lease currently has and shall maintain in full force and effect all material Permits now or hereafter required by any federal, state, municipal or local government or quasi-governmental agency or authority (each of the foregoing, an "Authority") to operate or use and occupy the Premises and the Equipment, in each case, for its intended uses. Unless contested in accordance with the provisions of subsection 1.04(d), Trustor shall comply promptly in all respects with all requirements set forth in the Permits and all requirements of any law, ordinance, rule, regulation or requirement of any Authority related to all or any part of the Trust Property or the condition, use or occupancy of all or any part thereof or any recorded deed of restriction, declaration, covenant running with the land or otherwise, now or hereafter in force except in such cases where such noncompliance would not have a material adverse effect on the condition, use, operation or value of the relevant Trust Property. Trustor shall not initiate or consent to any change in the zoning or any other permitted use classification of the Land which could reasonably be expected to have an adverse effect on the Lien of this Deed of Trust or the value of the Premises without the written consent of Beneficiary.

                 (d) Trustor may at its own expense contest the amount or applicability of any of the obligations described in subsections 1.04(a) and 1.04(c) by appropriate legal proceedings, prosecution of which operates to prevent the collection thereof and the sale or forfeiture of the Trust Property or any part thereof to satisfy the same; provided, however, that in connection with such contest, Trustor shall have made provision for the payment of such contested amount on Trustor's books if and to the extent required by generally accepted accounting principles or, if deemed necessary in the reasonable opinion of Beneficiary, deposited with Beneficiary a sum sufficient to pay and discharge such obligation and Beneficiary's estimate of all interest and penalties related thereto. Notwithstanding the foregoing provisions of this subsection, (i) no contest of any such obligations may be pursued by Trustor if such contest would expose Beneficiary or any holder of a Note to any criminal liability or, unless Trustor shall have furnished a bond or other security therefor reasonably satisfactory to Beneficiary, any additional civil liability for failure to comply with such obligations and (ii) if at any time payment of any obligation imposed upon Trustor by this Section shall become necessary to prevent the delivery of a tax deed conveying the Trust Property or any portion thereof because of nonpayment, Trustor shall pay the same in sufficient time to prevent the delivery of such tax deed.

                 (e) Trustor shall not in its use and occupancy of the Premises or the Equipment (including, without limitation, in the making of any Alteration) take any action that could reasonably be expected to be the basis for termination, revocation or denial of any insurance coverage required to be maintained under this Deed of Trust or the Indenture or that could reasonably be expected to be the basis for a defense to any claim under any insurance policy maintained in respect of the Premises or the Equipment and Trustor shall otherwise comply in all material respects with the requirements of the insurance maintained in respect of the Premises or the Equipment.

                 (f) Trustor shall, immediately upon receipt of any written notice regarding any failure by Trustor to pay, discharge or comply with any of the obligations described in subsection 1.04(a), 1.04(b) or 1.04(e), furnish a copy of such notice to Beneficiary.

                 SECTION 1.05. Payment of Certain Taxes. If the United States, the state in which the Land is located or any political subdivision thereof shall levy, assess or charge any tax, imposition or assessment upon this Deed of Trust, the Indenture or any other document relating to the

Obligations or the interest of Beneficiary in any of the Trust Property (other than income, franchise or similar taxes imposed on Beneficiary, or the holders of any Notes), Trustor shall pay all such taxes, assessments and impositions to, for, or on account of Beneficiary when due and payable and shall furnish to Beneficiary proof of such payment.

                 SECTION 1.06. Required Insurance Policies. (a) Trustor shall maintain in full force the insurance coverages in respect of the Trust Property required by Section 4.18 of the Indenture.

                 (b) All insurance policies in respect of the coverages required hereunder shall be in amounts at least sufficient to prevent coinsurance liability and except for any losses with respect to the premises all losses thereunder shall be payable to Beneficiary, as loss payee, pursuant to a standard noncontributory New York mortgagee endorsement or local equivalent. Trustor hereby agrees to promptly endorse over to Beneficiary any losses made payable to Trustor. Each policy of insurance required under this Section shall provide that it may not be cancelled or otherwise terminated without at least [thirty] days' prior written notice to Beneficiary and shall permit Beneficiary to pay any premium therefor within ten days after receipt of any notice stating that such premium has not been paid when due. The policy or policies of such insurance or certificates of insurance evidencing the required coverages shall be delivered to Beneficiary.

                 (c) On or prior to the expiration of any insurance policy required hereunder to be obtained by Trustor, Trustor shall provide to Beneficiary evidence of a one year renewal of such policy.

                 (d) Trustor shall not purchase separate insurance policies concurrent in form or contributing in the event of loss with those policies required to be maintained under this Section, unless Beneficiary is included thereon as a named insured and, if applicable, with loss payable to Beneficiary under a standard endorsement of the character described in subsection 1.06(b) and the policy evidencing such insurance otherwise complies with the requirements of subsection 1.06(b). Trustor shall immediately notify Beneficiary whenever any such separate insurance policy is obtained and shall promptly deliver to Beneficiary the policy or certificate evidencing such insurance.

                 SECTION 1.07. Failure To Make Certain Payments. If Trustor shall fail to perform any of the covenants contained in this Deed of Trust, including, without limitation, Trustor's covenants to pay the premiums in respect of all required insurance coverages and such failure shall continue after any applicable notice and grace period, Beneficiary may, but shall not be obligated to, and shall have no liability whatsoever for its failure to, make advances to perform such covenant on Trustor's behalf, and all sums so advanced shall be immediately due and payable by Trustor and shall bear interest at a rate which shall equal the highest interest rate then applicable under the Indenture (the "Default Rate"). Neither the provisions of this Section nor any action taken by Beneficiary pursuant to the provisions of this Section shall prevent any such failure to observe any covenant contained in this Deed of Trust from constituting a Default or an Event of Default.

                 SECTION 1.08.  Inspection.  Trustor shall permit
representatives of Beneficiary and its accountants and attorneys to visit and inspect the Premises at such times as may be reasonably requested by Beneficiary upon prior notice to Trustor.

                 SECTION 1.09. Use and Configuration; Maintenance of Improvements. (a) Trustor represents and warrants that: (i) the Premises are served by all utilities required or necessary for the current use thereof; (ii) all streets necessary to serve the Premises are substantially completed and serviceable and have been dedicated and accepted as such by each governmental authority having jurisdiction and (iii) Trustor has access to the Premises from public roads or by way of recorded easements sufficient to allow Trustor to conduct its business at the Premises as conducted presently.

                 (b) Trustor shall or shall cause, the Trust Property to be maintained at all times in good working order, condition and repair (ordinary wear and tear excepted) and shall not commit any waste on or with respect to the Trust Property that has the effect of reducing the value of the Trust Property. Trustor (i) shall not alter the occupancy of the Premises or use of all or any part of the Premises or Equipment without the prior written consent of Beneficiary if such alteration could reasonably be expected to reduce materially the value of the Trust Property, and (ii) shall do all other acts which from the character or use of the Premises or Equipment reasonably may be necessary or appropriate to comply with the terms hereof and of the Indenture. Except as otherwise provided in
Article 10 or 11 of the Indenture or in the Security and Pledge Agreement, the Premises shall not be demolished nor shall any Equipment be removed without the prior written consent of Beneficiary.

                 SECTION 1.10.  Trustor's Obligations with Respect to Leases.
(a) If, in accordance with the provisions of Section 1.11, Trustor shall be permitted to enter into any Leases or any Leases exist on the date hereof, Trustor shall not, except as otherwise provided in Article 10 of the Indenture,
(i) execute any assignment of any Lease or of the rents or any part thereof from the Trust Property other than the assignment herein to Beneficiary or as otherwise permitted under Section 1.11; (ii) accept any prepayments of any installment of rents or other amounts to become due under any Lease for a period exceeding one month; or (iii) enter into or modify any Lease in any fashion which will impair the value of the Trust Property or the security provided by this Deed of Trust without the prior written consent of Beneficiary.

                 (b) Trustee shall furnish to Beneficiary, within thirty days after each request by Beneficiary to do so, a written statement in respect of any of or all the Leases setting forth the space occupied, if any, the portion of the Trust Property demised thereby, the rentals or other amounts payable thereunder and such other information as Beneficiary may reasonably request (to the extent reasonably available to Trustor).

                 SECTION 1.11. Transfer Restrictions. Except to the extent permitted by the Indenture, Trustor may not, without the prior written consent of Beneficiary, further mortgage, encumber, pledge, hypothecate, sell, convey, lease, sublease or assign all or any part of, or interest in, the Trust Property or suffer any of the foregoing to occur by operation of law or otherwise after the date hereof.

                 SECTION 1.12. Destruction, Condemnation. (a) If there shall occur any damage to, or loss or destruction of, the Trust Property or any part of thereof (each, a "Destruction") in an amount exceeding $50,000, Trustor shall promptly send to Beneficiary a notice setting forth the nature and extent of such Destruction. Subject to the provisions of the Ground Lease, the proceeds of any insurance that are payable in respect of any such Destruction are hereby assigned and shall be paid to Beneficiary to be held as Trust Monies subject to the terms of the Indenture, to the extent the same are not paid directly to Beneficiary pursuant to the terms of any insurance policy required hereby.

                 (b) If there shall occur any taking of the Trust Property or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Trust Property or any part thereof, by any governmental authority, civil or military (each, a "Taking") with respect to Trust Property that has a fair value exceeding $50,000, Trustor shall immediately notify Beneficiary upon receiving notice of such Taking or commencement of proceedings therefor. Subject to the terms of the Ground Lease any proceeds, award or payment in respect of any Taking are hereby assigned and shall be paid to Beneficiary to be held as Trust Monies subject to the terms of the Indenture. Trustor shall take all steps necessary to notify the condemning authority of such assignment.

                 SECTION 1.13. Hazardous Material. (a) The following terms shall have the following meanings when used in this Section:

                 (1) "Environmental and Safety Laws" means any and all applicable current and future treaties, laws, regulations, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses, permissions, notices or binding agreements issued, promulgated or entered by any governmental authority relating to the environment, employee health or safety as it pertains to the use or handling of, or exposure to, Hazardous Substances, to preservation or reclamation of natural resources, or to the management, release or threatened release of contaminants or noxious odors, including the Hazardous Materials Transportation Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization

         Act of 1986 ("CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, the Clean Air Act of 1970, as amended, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1970, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the Safe Drinking Water Act of 1974, as amended, and any similar or implementing state law, and all amendments or regulations promulgated thereunder;

                 (2) "Environmental Claim" means any written notice of any governmental authority alleging potential liability for damage to the environment or by any Person alleging potential liability for personal injury (including sickness, disease or death), in either case, resulting from or based upon (a) the presence or Release (including intentional and unintentional, negligent and nonnegligent, sudden or nonsudden, accidental or nonaccidental leaks or spills) of any Hazardous Substance at, in or from the property, whether or not owned or leased by the Trustor or any of its subsidiaries or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental and Safety Law;

                 (3) "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, material or waste, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, including, without limitation, polychlorinated biphenyls, asbestos or asbestos-containing material, and any substance, waste or material regulated under Environmental and Safety Laws; and

                 (4) "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, emanation or migration in, into, onto or through the environment (including ambient air, surface water, groundwater, land surface, subsurface strata or workplace), including the movement of any contaminant through or in the air, soil, surface water or groundwater.

                 (b) Trustor represents and warrants that: (i) it has obtained all permits which are required with respect to the ownership and operation of its business at the Trust Property under Environmental and Safety Laws, except for such permits, the lack of which could not have a material adverse effect on the business or operations of Trustor; (ii) it is in compliance in all material respects with all terms and conditions of all such permits as they relate to the Premises, and is also in compliance in all respects with Environmental and Safety Laws, except for any noncompliance which could not have a material adverse effect on the business or operations of the Trustor; (iii) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or violation, investigation, proceeding, notice of demand letter pending or, to the best of its knowledge, threatened against it or any subsidiary under the Environmental and Safety Laws relating to the Premises which could result in a fine, penalty or other cost or expense which Trustor, after inquiry, reasonably expects could give rise to a material adverse effect on the business or operations of Trustor; and (iv) there are no past or present events, conditions, circumstances, activities, practices, incidents or actions which may interfere with or prevent compliance with the Environmental and Safety Laws relating to the Premises, or which may give rise to any material common law or legal liability, or otherwise form the basis of any Environmental Claim, based on or related to a Release or threatened Release of any Hazardous Substance, except for such Release or threatened Release that could not give rise to a material adverse effect on the business or operations of Trustor; and (v) to the best knowledge of Trustor there have been no past events, conditions, circumstances, activities, practices, incidents or actions which may interfere with or prevent compliance with the Environmental and Safety Laws relating to the Premises, or which may give rise to any material common law or legal liability, or otherwise form the basis of any Environmental Claim, based on or related to a Release or threatened Release of any Hazardous Substance, except for such Release or threatened Release that could not give rise to a material adverse effect on the business or operations of Trustor.

                 (c) Trustor shall: (i) comply with any and all present and future Environmental and Safety Laws relating to the Premises; (ii) pay when required the cost of any Environmental Claim required by any Environmental and Safety Law or by any order, regulation, consent decree or similar agreement or instrument and keep the Trust Property free of any Lien imposed pursuant to any Environmental and Safety

Law; and (iii) not Release any Hazardous Substances on, under or from the Trust Property in violation of any Environmental and Safety Law. In the event Trustor fails to comply with the covenants in the preceding sentence in a manner which Trustor, after inquiry, reasonably expects could give rise to a material adverse effect on the business or operations of Trustor, Beneficiary may, in addition to any other remedies set forth herein, but shall not be obligated to, as trustee for and at Trustor's sole cost and expense, cause any necessary remediation, removal, response or corrective action relating to Hazardous Substances to be taken. Any costs or expenses incurred by Beneficiary for such purpose shall be immediately due and payable by Trustor. Trustor shall provide to Beneficiary a license to remove any Hazardous Substances located on any Trust Property. Beneficiary shall have the right, but shall not be obligated, at any time during the continuance of an Event of Default, at the sole cost and expense of Trustor, to conduct an environmental audit of the Trust Property by such Persons or firms appointed by Beneficiary; and Trustor shall cooperate in all respects in the conduct of such environmental audit, including, without limitation, by providing access to the Trust Property and to all records relating thereto. Trustor shall indemnify and hold Beneficiary harmless from and against all loss, cost, damage or expense (including, without limitation, reasonable attorneys' fees and expenses) that Beneficiary may sustain by reason of the assertion against Beneficiary by any party of any Environmental Claim relating to such Hazardous Substances or actions taken with respect thereto as authorized hereunder.

                 SECTION 1.14. Asbestos. After the date hereof, Trustor shall not install nor permit to be installed in the Trust Property friable asbestos or any asbestos-containing material (collectively, "ACM") except in compliance with all applicable federal, state or local laws or regulations or orders respecting such material except such ACM the presence of which Trustor, after inquiry, reasonably expects could not give rise to a material adverse effect on the business or operations of Trustor. With respect to any ACM currently present in the Trust Property, Trustor shall comply with all federal, state or local laws, regulations or orders applicable to ACM located on the Premises, all at Trustor's sole cost and expense. If Trustor shall fail so to comply with such laws or regulations and Mortgagor, after inquiry, reasonably expects that such failure could give rise to a material adverse effect on the business or operations of the Trustor, Beneficiary may, but shall not be obligated to, in addition to any other remedies set forth herein, take whatever steps it deems necessary or appropriate to comply with applicable law, regulations or orders. Any costs or expenses incurred by Beneficiary for such purpose shall be immediately due and payable by Trustor and bear interest at the Default Rate. Trustor shall provide to Beneficiary and its agents and employees access to the Trust Property and hereby specifically grants to Beneficiary a license to remove such ACM if Trustor fails to do so and removal is required under any law as provided for above; provided, however, that nothing contained herein shall obligate Beneficiary to exercise any rights under such license. Trustor shall indemnify and hold Beneficiary harmless from and against all loss, cost, damage and expense (including, without limitation, reasonable attorneys' fees and expenses) that Beneficiary may sustain, as a result of the presence of any ACV, and any removal thereof or compliance with any applicable laws, regulations or orders.


                                   ARTICLE 2

                        ASSIGNMENT OF RENTS AND PROFITS;
                       SECURITY AGREEMENT; FIXTURE FILING

                 SECTION 2.01. Assignment of Leases, Rents, Issues and Profits. (a) For valuable consideration, Trustor hereby irrevocably grants, transfers and assigns to Beneficiary, and grants to Beneficiary a security interest in, all Trustor's right, title and interest whether now existing or hereafter acquired, in the Leases, including, without limitation, the right, power and authority to collect the rents, issues, income and profits of the Trust Property. The assignment set forth in the foregoing sentence shall be absolute.

                 (b) Notwithstanding the provisions of subsection 2.01(a), Trustor shall have the right, so long as no Event of Default shall have occurred and be continuing, to collect and retain all rents, issues and profits relating to the Trust Property as the same become due and payable. Upon the occurrence and continuance of any Event of Default, Beneficiary may at any time without notice, either in person, by agent, or by a receiver to be appointed by a court, and without regard to the adequacy of any security for the Obligations, to the extent not prohibited by applicable law, (i) enter upon and take possession of the Premises and Equipment or any part thereof, and (ii) in its own name sue for or otherwise collect such rents, issues and profits, including those past due and unpaid and hold any such collections as Trust Monies, to be applied, less costs and expenses of operation and collection (including, without limitation, reasonable attorneys' fees and expenses), in accordance with the provisions of Article 11 of the Indenture.

                 (c) To the extent not prohibited by applicable law, Beneficiary's right to collect the rents, issues and profits upon default by Trustor pursuant to this Section is in no manner conditional upon Beneficiary first taking possession of the Premises. Should Beneficiary enter and take possession of the Premises, or collect the rents, issues and profits and apply the same as provided for herein, such act shall not cure or waive any Event of Default or notice thereof hereunder or invalidate any act done pursuant to such notice. To the extent not prohibited by applicable law, nothing contained herein, nor any collection of rents, issues and profits by Beneficiary or a receiver, shall be construed to make Beneficiary a "mortgagee-in-possession" so long as Beneficiary has not itself entered into actual possession of the Premises.

                 (d) Nothing herein shall be construed to impose any liability or obligation on Beneficiary under or with respect to any Lease. Trustor shall indemnify and hold Beneficiary harmless from and against any and all liabilities, claims, expenses, losses and damages (including, without limitation, reasonable attorneys' fees and expenses) incurred under any Lease or by reason of the provisions of this Section.

                 SECTION 2.02. Security Interest in Personal Property. (a) This Deed of Trust shall constitute a security agreement and shall create and evidence a security interest which is hereby granted by Trustor unto Beneficiary for valuable consideration in all the Equipment and in all the other items of property comprising the Trust Property in which a security interest or lien may be granted or a pledge created pursuant to the Uniform Commercial Code as in effect in the state in which the Premises are located or under any other applicable common law in such state (collectively, "Personal Property").

                 (b) Trustor, immediately upon the execution and delivery of this Deed of Trust, and thereafter from time to time, shall cause this Deed of Trust, any security instrument creating or evidencing the Lien hereof in the Personal Property, and instrument of further assurance, including, without limitation, Uniform Commercial Code financing statements and continuation statements, to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and to fully perfect, preserve and protect the Lien hereof upon the Personal Property. Trustor hereby appoints and authorizes Beneficiary to act on behalf of Trustor upon Trustor's failure to comply with the provisions of this subsection.

                 (c) Upon the occurrence of any Event of Default, in addition to the remedies set forth in Article 3, Beneficiary shall have the power, to the extent not prohibited by applicable law, to foreclose Trustor's right of redemption in the Personal Property by sale of the Personal Property in accordance with the Uniform Commercial Code as enacted in the state in which the Premises are located or under other applicable law in such state. To the extent not prohibited by applicable law, it shall not be necessary that any Personal Property offered be physically present at any such sale or constructively in the possession of Beneficiary or the Person conducting the sale.

                 (d) Upon the occurrence of any Event of Default and acceleration of the Notes, Beneficiary may sell the Personal Property or any part thereof at public or private sale with notice to Trustor as hereinafter provided, to the extent not prohibited by applicable law. The proceeds of any such sale, after deducting all expenses of Beneficiary in taking, storing, repairing and selling the Personal Property (including, without limitation, reasonable attorneys' fees and expenses) shall be applied, less costs and expenses of operation and collection (including, without limitation, reasonable attorneys' fees and expenses), to the extent not prohibited by applicable law, as Trust Monies in accordance with the provisions of Article 11 of the Indenture. At any sale, public or private, of the Personal Property or any part thereof, Beneficiary, to the extent not prohibited by applicable law, may purchase any or all of the Personal Property offered at such sale.

                 (e) Beneficiary shall give Trustor notice of any sale of any of the Personal Property pursuant to the provisions of this Section. Notwithstanding the provisions of Section 4.02, any such notice, to the extent not prohibited by applicable law, shall conclusively be deemed to be effective if such notice is mailed at least ten (10) days prior to any sale, by first-class or certified mail, postage prepaid, to Trustor at its address determined in accordance with the provisions of Section 4.02.

                 SECTION 2.03. Fixture Filing. This Deed of Trust constitutes a financing statement filed as a fixture filing in the Official Records of the County Recorder of every county in which the Trust Property is located with respect to any and all goods which are or are to become fixtures as defined in
Section 9313(1)(a) of the Uniform Commercial Code of the State of California included within the term "Trust Property" as defined herein and with respect to any and all goods and other personal property of Trustor that may now be or hereinafter become such fixtures related to the Premises.


                                   ARTICLE 3

                         EVENTS OF DEFAULT AND REMEDIES

                 SECTION 3.01. Events of Default. (a) An Event of Default shall have occurred under this Deed of Trust if there shall occur under the Indenture an "Event of Default" (as such term is defined in the Indenture).

                 (b) With respect to non-monetary defaults arising solely under this Deed of Trust (i.e. not otherwise provided for under the Indenture or defaults arising under Section 4.19), Trustor shall be given notice thereof, and 30 days from the receipt of such notice to cure such default provided, however, if such default is not susceptible of cure by the payment of money, for so long as it shall require to cure the same, so long as Trustor is diligently pursuing such cure, but in no event in excess of 180 days.

                 SECTION 3.02. Remedies in Case of an Event of Default. If any Event of Default shall have occurred and be continuing, Trustee or Beneficiary may, but shall not be obligated to, in addition to any other action permitted by law, take one or more of the following actions, to the extent not prohibited by applicable law:

                 (a) by written notice to Trustor, declare the entire unpaid amount of the Obligations to be due and payable immediately;

                 (b) personally, or by its trustees or attorneys, (i) enter into and upon all or any part of the Trust Property and exclude Trustor, its trustees and servants wholly therefrom, (ii) use, operate, manage and control the Premises and the Equipment and conduct the business thereof, (iii) maintain and restore the Trust Property, (iv) make all necessary or proper repairs, renewals and replacements and such useful alterations thereto and thereon as Beneficiary may deem advisable, (v) manage, lease and operate the Trust Property and carry on the business thereof and exercise rights and powers of Trustor with respect thereto either in the name of Trustor or otherwise, or (vi) collect and receive all earnings, revenues, rents, issues, profits and income of the Trust Property and any or every part thereof;

                 (c) with or without entry, personally or by its trustees or attorneys, (i) direct Trustee to proceed with foreclosure, and in such event Trustee is authorized and empowered at, it shall be Trustee's special duty, upon such direction from Beneficiary, to sell the Trust Property and all estate, right, title and interest, claim and demand therein at one or more sales as an entirety or in parcels, to the highest bidder or bidders for cash or credit, as directed by beneficiary, at the location, at such time and place upon such terms and after such notice thereof as may be required or permitted by law,
         (ii) institute and prosecute proceedings for the complete or partial foreclosure of the lien of this Deed of Trust or (iii) take control of and sell the Personal Property as provided in Article 2, or as provided by the Uniform Commercial Code in the state where the Premises are located;

                 (d) take such steps to protect and enforce its rights whether by action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement in any of the Collateral Documents, or in aid of the execution of any power granted in this Deed of Trust, or for any foreclosure or sale hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Beneficiary shall elect; or

                 (e) take any of the above-mentioned actions in respect of any or a number of individual parcels of the Land or items of personal property, in the event that the Trust Property is comprised of more than one parcel of Land or multiple items of Personal Property.

          SECTION 3.03. Sale of Trust Property if Event of Default Occurs; Proceeds of Sale. (a) On the completion of any sale or sales by Trustee or Beneficiary made under or by virtue of this Article, Trustee or Beneficiary or an officer of any court empowered to do so shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument or instruments conveying, assigning and instruments transferring all estate, right, title and interest in and to the property and rights sold. To the extent not prohibited by applicable law, Beneficiary is hereby irrevocably appointed the true and lawful trustee and attorney of Trustor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Trust Property and rights so sold, and for that purpose Beneficiary may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more Persons with like power, and Trustor hereby ratifies and confirms all that Beneficiary or any such substitute shall lawfully do by virtue hereof. This power of attorney is coupled with the interest of Beneficiary created by this Deed of Trust.
Trustor shall ratify and confirm any such sale or sales by executing and delivering to Beneficiary or such purchaser or purchasers all instruments as may be requested for such purpose. To the extent not prohibited by applicable law, any such sale or sales made under or by virtue of this Article shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Trustor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against any Trustor and against any and all Persons claiming or who may claim the same, or any part thereof from, through or under Trustor.

                 (b) The proceeds of any sale made under or by virtue of this Article together with any other sums which then may be held by Beneficiary under this Deed of Trust, whether under the provisions of this Article or otherwise, shall be applied, less costs and expenses of operation and collection (including without limitation, reasonable attorneys' fees and expenses) as Trust Monies in accordance with the provisions of Article 11 of the Indenture.

                 (c) To the extent not prohibited by applicable law, Beneficiary may bid for and acquire the Trust Property or any part thereof at any sale made under or by virtue of this Article.

                 (d) To the extent not prohibited by applicable law, Trustee and Beneficiary may adjourn from time to time any sale by it to be made under or by virtue of this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and, except as otherwise provided by any applicable provision of law, Trustee and Beneficiary, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

                 (e) To the extent not prohibited by applicable law, if the Trust Property is comprised of more than one parcel of Land or items of Personal Property, Trustee or Beneficiary may take any of the actions authorized by this Section in respect of any or a number of individual parcels or items of Personal Property.

                 SECTION 3.04. Additional Remedies in Case of an Event of Default. (a) To the extent not prohibited by applicable law, Beneficiary shall be entitled to recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of the provisions of this Deed of Trust, and the right of Beneficiary to recover such judgment shall not be affected by any entry, foreclosure or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Deed of Trust or the foreclosure of the Lien of, or conveyance pursuant to, this Deed of Trust. In case of proceedings against Trustor in insolvency or bankruptcy or any proceedings for its reorganization or involving the liquidation of its assets, Beneficiary shall be entitled to prove the whole amount of principal, premium and interest due in respect of the Obligations to the full amount thereof without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Trust Property or from the sale of any or a number of parcels or items of Personal Property in the event that the Trust Property is comprised of more than one parcel of Land or items of Personal Property.

                 (b) To the extent not prohibited by applicable law, any recovery of any judgment by Beneficiary and any levy of any execution under any judgment upon the Trust Property shall not affect in any manner or to any extent the Lien of this Deed of Trust upon the Trust Property or any part thereof, or any Liens, conveyances, powers, rights and remedies of Beneficiary hereunder, but such Liens, conveyances, powers, rights and remedies shall continue unimpaired as before.

                 (c) Any monies collected by Trustee or Beneficiary under this Section shall be applied in accordance with the provisions of subsection 3.03(b).

                 SECTION 3.05.  Legal Proceedings After an Event of Default.
(a) After the occurrence of any Event of Default and immediately upon the commencement of any action, suit or legal proceedings to obtain judgment for the Obligations or any part thereof, or of any proceedings to foreclose the Lien of or otherwise enforce the provisions of this Deed of Trust or of any other proceedings in aid of the enforcement of this Deed of Trust, Trustor shall enter its voluntary appearance in such action, suit or proceeding.

                 (b) Upon the occurrence of an Event of Default, Trustee and Beneficiary shall be entitled forthwith as a matter of right, to the extent not prohibited by applicable law, either before or after declaring the Obligations or any part thereof to be due and payable, to the appointment of a receiver without giving notice to any party and without regard to the adequacy or inadequacy of any security for the Obligations.

                 (c) Trustor shall not (i) at any time insist upon, or plead, or in any manner whatsoever claim or take any benefit or advantage of any stay or extension or moratorium, law, any exemption from execution or sale of the Trust Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Deed of Trust, (ii) claim, take or insist on any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Trust Property, or any part thereof, prior to any sale or sales of the Trust Property which may be made pursuant to this Deed of Trust, or pursuant to any decree, judgment or order of any court of competent jurisdiction, or (iii) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof. To the extent not prohibited by applicable law, Trustor hereby expressly waives all benefit or advantage of any such law or laws, including, without limitation, any statute of limitations applicable to this Deed of Trust and any and all rights to trial by jury in any action or proceeding related to the enforcement of this Deed of Trust, and covenants not to hinder, delay or impede the execution of any power granted or delegated to Beneficiary by this Deed of Trust, but to suffer and permit the execution of every such power as though no such law or laws had been made or enacted. To the extent not prohibited by applicable law, Trustor, for itself and all who may claim under it, waives all right to have the Trust Property, or any part thereof, marshaled on any foreclosure of this Deed of Trust.

                 SECTION 3.06. Remedies Not Exclusive. To the extent not prohibited by applicable law, no remedy conferred upon or reserved to Trustee or Beneficiary by this Deed of Trust is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Deed of Trust whether now or hereafter existing at law or in equity. Any delay or omission of Trustee or Beneficiary to exercise any right or power accruing on any Event of Default shall not impair any such right or power and shall not be construed to be a waiver of or acquiescence in any such Event of Default. Every power and remedy given by this Deed of Trust may be exercised from time to time as often as may be deemed expedient by Beneficiary. If Trustee or Beneficiary accepts any monies required to be paid by Trustor under this Deed of Trust after the same becomes due such acceptance shall not, to the extent not prohibited by applicable law, constitute a waiver of the right either to require prompt payment when due, of all other sums secured by this Deed of Trust or to declare an Event of Default with regard to subsequent Defaults. If Trustee or Beneficiary accepts any monies required to be paid by Trustor under this Deed of Trust in an amount less than the sum then due, such acceptance, to the extent not prohibited by applicable law, shall be deemed an acceptance on account only and on the condition that it shall not constitute a waiver of the obligation of Trustor to pay the entire sum then due and Trustor's failure to pay the entire sum then due shall be and continue to be an Event of Default notwithstanding acceptance of such amount on account.


                                   ARTICLE 4

                                 MISCELLANEOUS

                 SECTION 4.01. Severability. In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Deed of Trust, but this Deed of Trust shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein. The invalidity of any provision of this Deed of Trust in any one jurisdiction shall not affect or impair in any manner the validity of such provision in any other jurisdiction. The invalidity or unenforceability of this Deed of Trust with respect to any item of or any portion of the Obligations which it secures shall not invalidate or render unenforceable this Deed of Trust or the Lien hereof with respect to any other item or portion of the Obligations.

                 SECTION 4.02. Notices. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be delivered in the manner and to the parties specified in the Indenture.

                 SECTION 4.03. Covenants To Run with the Land. All the grants, covenants, terms, provisions and conditions in this Deed of Trust shall run with the Land and bind Trustor and shall apply to and bind the successors and assigns of Trustor and shall inure to the benefit of the Beneficiary, and its successors and assigns.

                 SECTION 4.04. Captions; Gender and Number. The captions and section headings of this Deed of Trust are for convenience only and are not to be used to interpret or define the provisions hereof. All terms contained herein shall be construed, whenever the context of this Deed of Trust so requires, so that the singular includes the plural and so that the masculine includes the feminine.

                 SECTION 4.05. Limitation on Interest Payable. It is the intention of the parties to conform strictly to the usury laws, whether state or federal, that are applicable to the transaction of which this Deed of Trust is a part. All agreements between Trustor and Beneficiary whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by Trustor for the use, forbearance or detention of the money to be loaned under the Indenture, or for the payment or performance of any covenant or obligation contained herein or in the Indenture exceed the maximum amount permissible under applicable federal or state usury laws.

                 SECTION 4.06. Indemnification; Reimbursement. Trustor shall reimburse Beneficiary, upon demand, for all costs and expenses incurred by Beneficiary in connection with the administration and enforcement of this Deed of Trust, and shall indemnify and hold harmless Beneficiary and the officers, directors, employees, agents, trustees and affiliates of Beneficiary (each of the foregoing, an

"Indemnitee"; collectively, "Indemnitees"), upon demand, from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Deed of Trust (the "Indemnified Liabilities"); provided, however, THAT TRUSTOR SHALL HAVE NO OBLIGATION TO AN INDEMNITEE HEREUNDER WITH RESPECT TO INDEMNIFIED LIABILITIES IF IT HAS BEEN DETERMINED BY A FINAL DECISION (AFTER ALL APPEALS AND THE EXPIRATION OF TIME TO APPEAL) BY A COURT OF COMPETENT JURISDICTION THAT SUCH INDEMNIFIED LIABILITY AROSE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THAT INDEMNITEE. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Trustor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. If any action or proceeding, including, without limitation, bankruptcy or insolvency proceedings, is commenced to which action or proceeding Beneficiary is made a party or in which it becomes necessary to defend or uphold the Lien or validity of this Deed of Trust, Trustor shall, upon demand, reimburse Beneficiary for all expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Beneficiary in such action or proceeding. Trustor's Obligations under this Section shall survive the release of this Deed of Trust and the discharge of Trustor's other Obligations hereunder.

                 SECTION 4.07. Choice of Law. The terms and provisions of this Deed of Trust and the enforcement hereof shall be governed by and construed in accordance with the laws of the state where the Premises are located; provided, however, that the rights, privileges and immunities of the Beneficiary shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                 SECTION 4.08. No Merger. The rights and estate created by this Deed of Trust shall not, under any circumstances, be held to have merged into any other estate or interest now owned or hereafter acquired by Beneficiary unless Beneficiary shall have consented to such merger in writing.

                 SECTION 4.09. Changes in Writing. This Deed of Trust may not be modified, amended, discharged or waived in whole or in part except by an instrument in writing signed by (i) Trustor, to the extent any modification, amendment, discharge or waiver is sought to be enforced against Trustor, and
(ii) Beneficiary, if authorized by Article 9 of the Indenture, to the extent any modification, amendment, discharge or waiver is sought to be enforced against Beneficiary.

                 SECTION 4.10. Multiple Sites. This Deed of Trust is one of a series of Collateral Documents securing the Obligations. Trustor agrees that the conveyance and lien of this Deed of Trust shall be absolute and unconditional and, to the extent not prohibited by applicable law, shall not in any manner be affected or impaired by any acts or omissions whatsoever of Beneficiary and without limiting the generality of the foregoing, the conveyance and lien hereof shall not be impaired by any acceptance by the Trustee or Beneficiary of any security for or guarantees of any of the Obligations hereby secured, or by any failure, neglect or omission on the part of Trustee or Beneficiary to realize upon or protect any obligation or indebtedness hereby secured or any collateral security therefor including those secured by any of the Collateral Documents. To the extent not prohibited by applicable law, the conveyance and lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the obligations secured or of any of the collateral security therefor, and Trustee or Beneficiary may at their discretion foreclose, exercise any power of sale, or exercise or enforce any of its rights and remedies hereunder. Such exercise of Trustee's or Beneficiary's rights and remedies under any of or all the Collateral Documents shall not, to the extent not prohibited by applicable law, in any manner impair the indebtedness hereby secured or the conveyance or lien of this Deed of Trust and any exercise of the rights or remedies of Trustee or Beneficiary hereunder shall not impair the conveyance or lien of any of the Collateral Documents or any of Trustee's or Beneficiary's rights and remedies thereunder. To the extent not prohibited by applicable law, the Trustor specifically consents and agrees that Trustee and Beneficiary may exercise their rights and remedies hereunder and under the Collateral Documents or any of the Notes separately or concurrently and in any order that it may deem appropriate.

                 SECTION 4.11. Continuing Security Interest; Transfer of Notes. This Deed of Trust shall create a continuing security interest in the Trust Property and shall (i) remain in full force and effect until all Obligations are indefeasibly paid in full and this Deed of Trust is reconveyed in accordance with the provisions of the Indenture, (ii) be binding upon Trustor, its successors and assigns and (iii) inure, together with the rights and remedies of the Trustee and Beneficiary hereunder, to the benefit of the Trustee and Beneficiary, and each Holder from time to time of any Notes and each of their respective successors, transferees and assigns; no other Persons (including, without limitation, any other creditor of the Trustor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (iii), Beneficiary may assign or otherwise transfer any indebtedness held by it secured by this Deed of Trust to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such party herein or otherwise.

                 SECTION 4.12. Security Interest Absolute. All rights of Trustee and Beneficiary and security interests hereunder and all obligations of Trustor hereunder shall be absolute and unconditional irrespective of:

                 (i) any lack of validity or enforceability of the Obligations, the Notes, the Indenture, any Collateral Document or any other agreement or instrument relating thereto;

                 (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the obligations, the Notes, the indenture or any other agreement or instrument relating thereto;

                 (iii) any exchange, release or nonperfection of any other property, or any release or amendment or waiver of or consent to or departure from any guarantee, for all or any of the Obligations; or

                 (iv) any other circumstances which might otherwise constitute a defense available to, or a discharge of, Trustor (other than the indefeasible payment in full of the Obligations).

                 SECTION 4.13. Waiver of Hearing. To the extent it may lawfully do so, Trustor expressly waives any constitutional or other right to a judicial hearing prior to the time Beneficiary takes possession of or disposes the Trust Property as provided in Sections 2.01 or 3.02.

                 SECTION 4.14. Conflicts with TIA. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Deed of Trust by any of the provisions of the TIA, such required provision shall control.

                 SECTION 4.15. Reasonable Care. The powers conferred on Trustee and Beneficiary hereunder are solely to protect their interest in the Trust Property and shall not impose on it any duty to exercise any such powers. Except for exercising reasonable care in the safe custody of any Trust Property in its possession and for accounting for money actually received by it hereunder and such duties as may be imposed by the TIA upon Beneficiary, Trustee and Beneficiary shall have no duty as to any Trust Property or any responsibility for taking any necessary steps to preserve rights against any parties or any other rights pertaining to any Trust Property, and neither it nor any of its officers, directors, employees or agents shall, be responsible to Trustor for any act or failure to act, except for its own gross negligence, bad faith or willful misconduct.

                 SECTION 4.16. No Release. Nothing set forth in this Deed of Trust shall impose any obligation on Beneficiary to perform or observe any term, covenant, condition or agreement on Trustor's part to be so performed or observed or impose any liability on Trustee or Beneficiary for any act or omission on the part of Trustor relating thereto or for any breach of any representation or warranty on the part of Trustor contained herein in respect of the Trust Property or made in connection herewith.

                 SECTION 4.17. No Waiver. No failure by Trustee or Beneficiary to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof shall constitute a waiver of any such term or right, power or remedy or of any such breach. No waiver of any breach shall affect or alter this Deed of Trust, which shall continue in full force and effect, or shall affect or alter the rights of Trustee or Beneficiary with respect to any other then existing or subsequent breach.

                 SECTION 4.18. Trustee's Powers and Liabilities. (a) Trustee, by acceptance hereof, covenants faithfully to perform and fulfill the trusts herein created, being liable, however, only for gross negligence or wilful misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by it in accordance with the terms hereof. All authorities, powers and discretions given in this Deed of Trust to Trustee or Beneficiary may be exercised by either, without the other, with the same effect as if exercised jointly.

                 (b) Trustee may resign at any time upon giving thirty (30) days' notice in writing to Trustor and to Beneficiary.

                 (c) Beneficiary may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, inability to act or absence of Trustee from the state in which the premises are located, or in its sole discretion for any reason whatsoever, Beneficiary may, without notice and without specifying the reason therefor and without applying to any court, select and appoint a successor trustee, and all powers, rights, duties and authority of the former Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of his duties unless required by Beneficiary. Such substitute trustee shall be appointed by written instrument duly recorded in the county where the Land is located. Trustor hereby ratifies and confirms any and all acts which the herein named Trustee, or his successor or successors in this trust, shall do lawfully by virtue hereof. Trustor hereby agrees, on behalf of itself and its successors and assigns, that the recitals contained in any deed or deeds executed in due form by any Trustee or Substitute trustee, acting under the provisions of this instrument, shall be prima facie evidence of the facts recited, and that it shall not be necessary to prove in any court, otherwise than by such recitals, the existence of the facts essential to authorize the execution and delivery of such deed or deeds and the passing of title thereby.

                 (d) Trustee shall not be required to see that this Deed of Trust is recorded, nor liable for its validity or its priority as a first deed of trust, or otherwise, nor shall Trustee he answerable or responsible for performance or observance of the covenants and agreements imposed upon Trustor or Beneficiary by this Deed of Trust or any other agreement. Trustee, as well as Beneficiary, shall have authority in their respective discretion to employ agents and attorneys in the execution of this trust and to protect the interest of the Beneficiary hereunder, and to the extent permitted by law they shall be compensated and all expenses relating to the employment of such agents and/or attorneys, including expenses of litigations, shall be paid out of the proceeds of the sale of the Trust Property conveyed hereby should a sale be had, but if no such sale be had, all sums so paid out shall be recoverable to the extent permitted by law by all remedies at law or in equity.

                 (e) At any time, or from time to time, without liability therefor and with 10 days' prior written notice to Trustor, upon written request of Beneficiary and without affecting the effect of this Deed of Trust upon the remainder of the Trust Property, Trustee may (i) reconvey any part of the Trust Property, (ii) consent in writing to the making of any map or plat thereof, (iii) join in granting any easement thereon or (iv) join in any extension agreement or any agreement subordinating the lien or charge hereof.

                 SECTION 4.19. The Ground Lease. Notwithstanding any other provision hereof or of the Ground Lease:

                 (a) Trustor will not modify, extend or in any way alter the material terms of the Ground Lease or any terms of the Ground Lease effect of which would be to increase Trustor's obligations under the Ground Lease or in any way impair or lessen the value of Trust Property or cancel, release, terminate or surrender the Ground Lease, or waive, excuse, condone or in any way release or discharge the lessor thereunder of or from the obligations, covenants, conditions and agreements by said lessor to be done and performed; and Trustor does expressly release, relinquish and assign unto Beneficiary all its right, power and authority to cancel, surrender, amend, modify or alter in any way the material terms and provisions of the Ground

Lease or any terms of the Ground Lease effect of which would be to increase Trustor's obligations under the Ground Lease or in any way impair or lessen the value of Trust Property.

                 (b) Trustor shall at all times, promptly and faithfully keep and perform, or cause to be kept and performed, all the covenants and conditions contained in the Ground Lease by the lessee therein to be kept and performed and shall in all respects conform to and comply with the terms and conditions of the Ground Lease and Trustor further covenants that it will not do or permit anything to be done, the doing of which, or refrain from doing anything, the omission of which, would materially impair the security of this Deed of Trust or which would be grounds for declaring a default under the Ground Lease.

                 (c) Trustor shall give Beneficiary prompt notice in writing of any default under the Ground Lease or of the receipt by Trustor of any notice of default from the lessor thereunder by providing to Beneficiary a copy of any such notice received by Trustor from such lessor, without regard to the fact that Beneficiary may be entitled to such notice directly from such lessor. Trustor shall promptly notify Beneficiary of any default under the Ground Lease by such lessor or giving of any notice by such lessor to Trustor of such lessor's intention to end the term thereof. Trustor shall furnish to Beneficiary promptly upon Beneficiary's request any and all information concerning the performance by Trustor of the covenants of the Ground Lease as shall be reasonably requested by Beneficiary and shall permit Beneficiary or its representatives at all reasonable times and upon reasonable notice to make investigation or examination concerning the performance by Trustor of the covenants of the Ground Lease.

                 (d) If there shall have occurred a "tenant default" under the Ground Lease, Beneficiary may (but shall not be obligated to) take any such action Beneficiary deems necessary or desirable to cure, in whole or in part, any material failure of compliance by Trustor under the Ground Lease; and upon the receipt by Beneficiary from Trustor or the lessor under the Ground Lease of any written notice of such tenant default by Trustor as the lessee thereunder, Beneficiary may rely thereon, and such notice shall constitute full authority and protection to Beneficiary for any action taken or omitted to be taken in good faith reliance thereon. All sums, including, without limitation, reasonable attorneys' fees and expenses, so expended by the Beneficiary to cure any such default, or expended to sustain the lien of this Deed of Trust or its priority and shall be paid by the Trustor promptly. Nothing in this Section shall limit Trustor's rights under the Ground Lease to contest requirements of law or other similar matters to the fullest extent permitted by the Ground Lease. Trustor hereby expressly grants to Beneficiary, and agrees that Beneficiary shall have, the absolute and immediate right to enter in and upon the Premises or any part thereof to such extent and as often as Beneficiary, in its reasonable discretion, deems necessary or desirable in order to cure any such default or alleged default by Trustor.

                 (e) Trustor shall, at least six months prior to the last day upon which Trustor, as lessee under the Ground Lease, may validly exercise any option to renew or extend the term of the Ground Lease (i) exercise such option in such manner as will cause the term of the Ground Lease effectively to be renewed or extended for the period provided by such option and (ii) give prompt written notice thereof to Beneficiary; provided, that, in the event of the failure of Trustor so to do, Beneficiary shall have, and is hereby granted, the irrevocable right to exercise any such option, whether in its own name and behalf or in the name and behalf of its designee or nominee or in the name and behalf of Trustor or in any other manner authorized under the Ground Lease as Beneficiary shall in its sole discretion determine.

                 (f) So long as this Deed of Trust is in effect, there shall be no merger of the Ground Lease or any interest therein, or of the leasehold estate created thereby, with the fee estate in the Premises or any portion thereof by reason of the fact that the Ground Lease or such interest therein or such leasehold estate may be held directly or indirectly by or for the account of any Person who shall hold the fee estate in the Premises or any portion thereof or any interest of the lessor under the Ground Lease. In case Trustor acquires the fee title to the Premises, this Deed of Trust shall attach to and cover and be a lien upon the fee title or such other estate so acquired, and such fee title or other estate shall, without further assignment, mortgage or conveyance, become and be subject to the lien of and covered by this Deed of Trust with the same force as if Trustor had been the owner of the fee simple interest in the Premises on the date hereof. Trustor shall notify Beneficiary of any such acquisition and, on written request by Beneficiary, shall cause to be executed and recorded all such other and further assurances or other instruments in writing as may in the opinion of Beneficiary be necessary or appropriate to effect the intent and meaning hereof and shall deliver to Beneficiary a Beneficiary's loan title insurance policy insuring that such fee title is subject to the lien of this Deed of Trust.

                 (g) In the event that the Trustor intends to acquire fee title to the leasehold estate as described above, Trustor shall provide Beneficiary with written notice of its intent to so acquire or its decision to exercise its option or right not less than 30 days prior to such acquisition.


                 IN WITNESS WHEREOF, this Deed of Trust has been duly executed by Trustor as of the date first written above.


                                  ANACOMP, INC.


Witness:



___________________________       By:__________________________
                                     Title:

Witness:



___________________________       By:__________________________
                                     Title:

STATE OF NEW YORK         )
                          )  SS.:
COUNTY OF                 )


                 On         , 1995, before me, the undersigned, a Notary Public
in and for said County and State, personally appeared         , personally
known to me (or proved to me on the basis of satisfactory evidence) to be the Person(s) whose name(s) is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity(ies), and that by his signature(s) on the instrument the Person(s), or entity upon behalf of which the Person(s) acted, executed the instrument.

                              WITNESS my hand and official seal.


                                                   _____________________________
                                                   Notary Public

STATE OF NEW YORK         )
                          )  SS.:
COUNTY OF                 )


                 On         , 1995, before me, the undersigned, a Notary Public
in and for said County and State, personally appeared         , personally
known to me (or proved to me on the basis of satisfactory evidence) to he the Person(s) whose name(s) is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity(ies), and that by his signature(s) on the instrument the Person(s), or entity upon behalf of which the Person(s) acted, executed the instrument.

                              WITNESS my hand and official seal.


                                                   _____________________________
                                                   Notary Public

                                       [                     ]COUNTY, CALIFORNIA





                                   SCHEDULE A

                                  SCHEDULE A-1


                      [Description of Current Poway Lease]

                                       [                    ] COUNTY, CALIFORNIA





                                   SCHEDULE B


                 Such matters and exceptions to title as are specifically set forth in the Mortgagee's/Beneficiary's policy of title insurance, insuring the lien of this Mortgage/Deed of Trust upon the Mortgaged/Trust Property as issued pursuant to Lawyers Title Insurance Corporation Commitment No. ________________.